STANDSTILL AND AMENDMENT AGREEMENT

This Standstill and Amendment Agreement (this “Agreement”) is made and entered into as of March 11, 2020, by and among UNIT CORPORATION, a Delaware corporation (“Unit”), UNIT DRILLING COMPANY, an Oklahoma corporation (“Unit Drilling”), UNIT PETROLEUM COMPANY, an Oklahoma corporation (“Unit Petroleum”), and each of their respective successors and permitted assigns, is each, individually, called a “Borrower”, and, collectively, jointly and severally, the “Borrowers”), the Lenders party to the Existing Credit Agreement (as defined below) (each, individually a "Lender" and, collectively, the "Lenders") party hereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent for the Lenders (the "Administrative Agent").

RECITALS:

A. The Borrowers, the signatory Lenders and the Administrative Agent signed a Senior Credit Agreement dated as of September 13, 2011, as amended by the: First Amendment and Consent to Senior Credit Agreement dated as of September 5, 2012; Second Amendment and Consent to Senior Credit Agreement dated as of April 10, 2015; Third Amendment to Senior Credit Agreement dated as of April 8, 2016; Fourth Amendment to Senior Credit Agreement dated as of April 2, 2018, and Fifth Amendment to Senior Credit Agreement dated October 18, 2018 (and as the same has been further amended, modified or supplemented prior to the date hereof, collectively, the "Existing Credit Agreement"). Under the Existing Credit Agreement, the Lenders severally established the Elected Commitments for the benefit of the Borrowers, subject to the Aggregate Maximum Credit Amounts and then-determined Borrowing Base.

B.Subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders have agreed to temporarily standstill from exercising certain rights and/or remedies under the Credit Agreement and other Loan Documents, provided that Administrative Agent and the Lenders hereby expressly reserve and preserve all of their respective rights and remedies (whether pursuant to the Credit Agreement or any other Loan Document, the UCC, at law, in equity or otherwise) with respect thereto and/or otherwise.

C.Each of the Credit Parties will receive substantial and valuable consideration and economic benefits from the agreements being made by Administrative Agent and the Lenders hereunder, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the Credit Parties, each of the undersigned parties hereby agrees as follows:

ARTICLE I
Definitions

Section 1.1. Terms Defined in Credit Agreement. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement.

Section 1.2. Certain Definitions. The following capitalized terms (a) for the purposes of this Agreement, shall have the following meanings and (b) are hereby added to Section 1.1. of the Credit Agreement where alphabetically appropriate:

“Standstill Agreement” shall mean that certain Standstill and Amendment Agreement dated March 11, 2020 among the Credit Parties, Administrative Agent and the Lenders party thereto (as the same may be amended, modified, replaced, amended and restated and supplemented form time to time).

"Standstill Effective Date" shall mean the date on which all of the conditions precedent set forth in Article 5 of the Standstill Agreement shall have been satisfied by the Credit Parties as determined by the Administrative Agent and Required Lenders or waived by the Administrative Agent and the Required Lenders in writing,.

"Standstill Period" shall mean the period commencing on the Standstill Effective Date and continuing until the earlier of: (i) the receipt by any Credit Party from the Administrative Agent of notice of the occurrence of any Termination Event and (ii) 3:00 p.m. Central time on April 15, 2020.

"Termination Event" shall mean the occurrence of any one or more of the following: (i) any representation or warranty made or deemed made by any Credit Party in this Agreement shall be false, misleading or erroneous in any material respect when made or deemed to have been made; (ii) any Credit Party shall fail to perform, observe or comply with any covenant, agreement or term contained in this Agreement or (iii) any (1) Default which is not cured within five (5) Business Days or (2) Event of Default shall occur under the Existing Credit Agreement or any of the other Loan Documents.

ARTICLE II
Nature and Standstill; Amendments to Existing Credit Agreement

Section 2.1. Standstill by Lenders. Subject to the terms, conditions and limitations of this Agreement and during the Standstill Period, the Administrative Agent and the Lenders hereby agree to temporarily standstill from making any final determination in connection with the pending Scheduled Redetermination of the Borrowing Base that was, pursuant to the Existing Credit Agreement, otherwise scheduled to be made on or about April 1, 2020, and from otherwise exercising their respective rights and remedies under the Existing Credit Agreement and the other Loan Documents. Notwithstanding any of the foregoing, the standstill granted by the Administrative Agent and the Lenders pursuant to this Agreement shall not constitute and shall not be deemed to constitute a waiver or release of (x) any Default, Event of Default, or occurrence of any Material Adverse Event, or (y) any other fact, event or occurrence under the Credit Agreement or any other Loan Document (whether now or hereafter existing, and whether or not now or hereafter known by Administrative Agent or any Lender to be existing). Administrative Agent and the Lenders hereby expressly reserve and preserve all of their respective rights and remedies (whether pursuant to the Credit Agreement or any other Loan Document, the UCC, at law, in equity or otherwise) respecting any and/or all such Defaults, Events of Default and/or other facts, events, occurrences and other matters, subject only to the applicable terms and conditions of this Agreement.

Section 2.2. No Assurances or Other Arrangements. No assurances or commitments which are not expressly contained in this Agreement have been made by the Administrative Agent or any Lender on any issue, matter or resolution with respect to the Credit Agreement, the other Loan Documents, or otherwise. No agreements or modifications which are not expressly contained herein shall be binding or enforceable against the Administrative Agent and/or the Lenders unless set out in a subsequent written amendment or modification to the Credit Agreement, the other Loan Documents, or other agreement signed by the Borrowers (and/or other applicable Credit Parties), Administrative Agent and the requisite Lenders (or the Administrative Agent with the requisite consent of the Lenders, in accordance with the Credit Agreement), and nothing contained in this Agreement shall be construed as a binding commitment or impose any obligation on the Administrative Agent or any Lender to agree to any such terms or potential modifications, except for the Administrative Agent and the Lenders’ commitment as and to the extent expressly provided for herein to standstill during the Standstill Period, subject to the applicable terms, conditions and limitations as set forth in this Agreement.

Section 2.3. Intent of Parties. The parties hereto confirm their intention during the Standstill Period to discuss proposals for addressing various credit matters, with a view to possibly entering into further modifications to the Credit Agreement and other Loan Documents, but no assurances have been given to the Credit Parties that such discussions will be successful and no commitments (other than those commitments expressly contained in this Agreement) have been made by the Administrative Agent and/or any Lender on any issue, matter or resolution, whether with respect to the Credit Agreement, the other Loan Documents, or otherwise. Each Credit Party understands and hereby acknowledges that the terms of any potential modifications would be dependent, in part, upon various facts and circumstances, including any factual matters and related conditions that the Administrative Agent and the requisite Lenders may deem necessary or desirable to require as conditions (whether precedent and/or subsequent) to granting any such potential modifications. No modifications or waivers shall be binding or enforceable unless set out in a subsequent written amendment to the Credit Agreement, the other Loan Documents or other agreement signed by the Borrowers (and/or other applicable Credit Parties), the Administrative Agent and the Lenders (or the Administrative Agent with the requisite consent of the Lenders, in accordance with the Credit Agreement), and nothing contained in this Agreement shall be construed as a binding commitment or impose any obligation on the Administrative Agent or any Lender to agree to any such potential modifications or waivers.

Section 2.4. Amendments to Existing Credit Agreement. Effective as of the Standstill Effective Date:

A.The following is hereby added as a new Section 5.26 to the Credit Agreement

“5.26 Accounts. The Accounts Schedule to this Agreement (in the form attached as the Accounts Schedule to the Standstill Agreement) accurately sets forth, as of the Standstill Effective Date, each bank account of the Credit Parties (whether an operating account, a Deposit Account (as defined in Section 6.11(a)(v)), a Securities Account (as defined in Section 6.11(a)(v)), a Commodity Account (as defined in

Section 6.11(a)(v)), or otherwise) maintained by such Credit Party (including the respective account number) and the name of the respective financial institution with which each such account is maintained. Without limitation of the foregoing (i) on or before the Standstill Effective Date, and as a condition precedent to the Standstill Agreement becoming effective in accordance with its terms, the Credit Parties shall have moved all of the accounts that are required by Section 6.11(a)(v) to be maintained with Administrative Agent over to the Administrative Agent, and (ii) within thirty (30) days after the Standstill Effective Date (or such later date as Administrative Agent may reasonably agree), the Credit Parties shall have obtained and delivered to Administrative Agent a Control Agreement from each applicable Permitted Third Party Bank (as defined in Section 6.11(a)(v)) with respect to each of the accounts for which a Control Agreement is required by Section 6.11(a)(v). From and after the Standstill Effective Date, the Credit Parties shall, at all times, remain in compliance with Section 6.11(a)(v).”

B.The following is hereby added as a new Section 6.11(a)(v) to the Credit Agreement:

“(v) To facilitate the Credit Parties’ grant of a perfected first priority Lien in favor of the Administrative Agent (for the ratable benefit of the Lenders) in each of the accounts more particularly described herein (and in all monies and properties held therein), on or before the Standstill Effective Date, and as a condition precedent to the Standstill Agreement becoming effective in accordance with its terms, and at all times thereafter, each of the Credit Parties shall maintain the following accounts with the Administrative Agent: (i) all primary operating, collection and deposit accounts (including, but not limited to, all such Deposit Accounts (as defined below), Commodity Accounts (as defined below) and Securities Accounts (as defined below)), regardless of the balances thereof; and (ii) excepting only that certain credit card collateral account maintained at BBVA Compass Bank and holding, at all times, not more than Five Hundred Thousand and No/100THS Dollars ($500,000.00) in the aggregate, all other accounts with a balance of at least Two Hundred and Fifty Thousand and NO/100THS Dollars ($250,000.00) (including, but not limited to, all such Deposit Accounts, Commodity Accounts and Securities Accounts). Except for those accounts more particularly described within the immediately preceding sentence, from and after the Standstill Effective Date, each other account (except for (1) payroll accounts, (2) withholding tax, trust, and fiduciary accounts, and (3) employee wage and benefits accounts, all of which the Credit Parties may maintain without restriction) that is maintained by any Credit Party shall be maintained with either the Administrative Agent, or with a Permitted Third Party Bank (as defined below) subject to a Control Agreement (as defined below) in favor of the Administrative Agent (for the ratable benefit of the Lenders). The Credit Parties shall cause a fully signed Control Agreement with respect to each such existing account maintained with any Permitted Third Party Bank to be delivered to Administrative Agent within thirty (30) days after the Standstill Effective Date (or such later date as Administrative Agent may reasonably agree), and the Credit Parties shall cause a fully signed Control Agreement with respect to each newly created account maintained with any Permitted Third Party Bank to be delivered to Administrative Agent prior to deposit of any funds in any such new account. Notwithstanding anything to the contrary set forth herein, if, after the use of commercially reasonable efforts, any Credit Party believes that it will be unable to timely obtain and deliver to Administrative Agent any required Control Agreement respecting any account maintained with any Permitted Third Party Bank, then such Credit Party shall immediately (and, in all events, prior to the required outside delivery date to Administrative Agent for each such Control Agreement) close each such applicable account with the bank or financial institution then-maintaining same and cause all of the amounts and/or other properties (including, as applicable, securities) deposited in each such account to be moved to an account that is either maintained by Administrative Agent or maintained with a Permitted Third Party Bank that is already subject to an existing Control Agreement in favor of the Administrative Agent (for the ratable benefit of the Lenders).

For purposes of this Agreement, the following capitalized terms shall have the following meanings: (i) “Permitted Third Party Bank” shall mean any bank or other financial institution (including any Lender or its Affiliate, other than Administrative Agent) with whom a Credit Party maintains an account for which a Control Agreement has (whether now or hereafter) been executed and delivered in favor of Administrative Agent; (ii) “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, providing for, after the occurrence of any Event of Default, the Administrative Agent’s exclusive control of a Deposit Account, Securities Account or Commodity Account, as applicable, after notice, executed and delivered by the applicable Credit Party and the applicable securities intermediary (with respect to a Securities Account), bank or other financial institution (with respect to a Deposit Account) or commodity intermediary (with respect to a Commodity Account), in each case at which such relevant account is maintained, together with all amendments, modifications, replacements, reaffirmations and supplements thereto; (iii) “Deposit Account” has the meaning assigned to such term in the applicable UCC; (iv) “Securities Account” has the meaning assigned to such term in the applicable UCC; (v) “Commodity Account” has the meaning assigned to such term in the applicable UCC; and (vi) “UCC” means the Uniform Commercial Code as the same may be in force and effect from time to time, including as hereafter modified or re-enacted, in the State of Delaware, or in the State of Oklahoma, or in any one or more of any other jurisdictions in which any of the Property or other Collateral securing the Obligations, or any portion of any of the foregoing, is now or hereafter situated, as applicable.”

C.The following is hereby added as a new Section 6.12 to the Credit Agreement:

“6.12 Letters in Lieu. On or before the Standstill Effective Date, and as a condition precedent to the Standstill Agreement becoming effective in accordance with its terms, the Borrowers shall, and shall cause each applicable Credit Party, to execute and deliver counterparts (in such number as may be reasonably requested by the Administrative Agent) of any Letters in Lieu (as defined below) as may be required at such time by the Administrative Agent.

For purposes of this Section 6.12, the term “Letters in Lieu” shall mean, collectively, those letters in lieu of transfer orders in form and substance reasonably satisfactory to the Administrative Agent and executed by a Borrower or any other Credit Party executing a Mortgage.”

D.The following is hereby added as a new Section 6.13 to the Credit Agreement:

“6.13 Further Assurances. Without limitation of anything set forth elsewhere in this Agreement, Borrowers shall, and shall cause each other Credit Party, at Borrowers’ sole expense, to promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Credit Party, as the case may be, in the Loan Documents, including the Letters in Lieu, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the Obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.”

E.The following is hereby added as new Section 6.14 to the Credit Agreement:

“6.14 Anti-Cash Hoarding. On (a) the last Business Day of each calendar week, and (b) if a Default, Event of Default or Deficiency has occurred and is continuing, on any Business Day (such day, whether pursuant to clause (a) or (b), the “Excess Cash Test Day”), if the Consolidated Cash Balance exceeds Fifteen Million and NO/100THS Dollars

($15,000,000.00) (the amount of such excess being referred to as the “Excess Cash”) at the end of such Excess Cash Test Day, then the Borrowers, on each such Excess Cash Test Day, shall make a mandatory prepayment in respect of the outstanding amount of the Loans in an amount equal to the amount of all such Excess Cash. Without limitation of the foregoing, no such prepayment shall result in the reduction of the Aggregate Elected Commitment Amounts in effect hereunder at such time. Concurrently with the making of such prepayment the Borrowers shall furnish to the Administrative Agent a report in reasonable detail (in form and substance reasonably acceptable to Administrative Agent) setting forth the computation of Excess Cash on such Excess Cash Test Day. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

i.“Cash Equivalents” means: (a) marketable securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, or Eurodollar time deposits, having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any Lender or any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million and NO/100THS Dollars ($500,000,000.00) and having a rating of “A” or better by a nationally recognized rating agency; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s at the time of acquisition, and in either case having a tenor of not more than twelve (12) months; (d) repurchase obligations with a term of not more than one-hundred eighty (180) days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (b) above; and (e) deposits in money market funds and investments investing exclusively in investments described in clauses (a), (b), (c), and (d) above;

ii.“Consolidated Cash Balance” means, as of any date, the aggregate amount of cash and Cash Equivalents of the Credit Parties as of such date (other than Excluded Cash); and

iii.“Excluded Cash” means, as of any date (a) any cash set aside to pay obligations incurred during the ordinary course of business of the Credit Parties that either (i) are then due and owing to third parties, as permitted under this Agreement, and for which the Credit Parties have issued checks or have initiated wires or ACH transfers in order to pay such amounts or (ii) will be paid within five (5) Business Days of such date, and (b) any cash contained in any escrow accounts, payroll accounts, credit card collateral accounts, withholding tax, trust, or fiduciary accounts, or employee wage and benefits accounts.”

F.Section 7.1 of the Existing Credit Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding any of the foregoing, during the Standstill Period: (x) no Restricted Payment (as defined below) shall be made by any Borrower, any Subsidiary or any Guarantor, other than (A) such Restricted Payments that are made under and in strict accordance with preceding clause (i) herein above (relating to certain dividends and distributions made by Subsidiaries), and (B) Restricted Payments permitted to be made during the Standstill Period as set forth in any Approved TWCG Budget (which Approved TWCF Budget and permitted Restricted Payments shall be subject to the reasonable prior written approval of the Administrative Agent and, if applicable, the Required Lenders); and (y) no Borrower, nor any Subsidiary nor any Guarantor shall, directly or indirectly, pay any bonus, incentive, performance pay or similar payment or compensation to or increase the compensation or other similar payments paid (other than regularly scheduled increases in compensation made in the ordinary course of business), directly or indirectly, to (A) any officer (at or above the level of vice president), director, partner, member, manager, shareholder or other equity holder of any Borrower, any Subsidiary or any Guarantor, or (B) any other direct or indirect family member of any of the foregoing Persons, including, without limitation, any direct or lineal descendent thereof, provided, (1) Borrowers shall be permitted to pay the previously negotiated executive compensation package to Larry Pinkston upon his March 31, 2020 departure as Chief Executive Officer of Unit and (2) Borrowers shall be permitted to make payments with respect to the items set forth in clause (y) above to the extent set forth in any Approved TWCG Budget (which Approved TWCF Budget and permitted payments shall be subject to the reasonable prior written approval of the Administrative Agent and, if applicable, the Required Lenders).

For purposes of this Section 7.1, “Restricted Payments” shall mean, collectively, any declaration, payment (whether of any dividend or otherwise), distribution on, or the making of any payment on account of, or the setting aside of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interest of any Borrower, any Subsidiary or any Guarantor, whether now or hereafter outstanding, or the making of any other dividend or distribution in respect of any Equity Interest in any Borrower, any Subsidiary or any Guarantor or otherwise, either directly or indirectly, whether in cash or property or in obligations of any Borrower, any Subsidiary or any Guarantor, or the making or offering to make any payment or prepayment of principal, premium (if any), interest, fees (including, without limitation, fees to obtain any waiver or consent or any other fees) or other charges on, or otherwise effect any repurchase, redemption, purchase, exchange, retirement, defeasance, sinking fund or similar payment with respect to any Permitted Senior Notes and/or Permitted Subordinated Notes. For the avoidance of doubt, nothing contained herein shall prohibit the Borrowers, any Subsidiary or any Guarantor from (i) making or offering to make any payment or prepayment of principal, interest, fees or other charges on the Obligations and with respect to scheduled payments required on other Indebtedness which is expressly permitted to be outstanding and/or incurred under this Agreement in the ordinary course of such Persons’ business (provided, during the Standstill Period, in no event shall Borrowers be permitted to make any such payments or prepayments with respect to any Permitted Senior Notes, any Permitted Subordinated Notes and/or any redemption, refinancing, exchange, modification or other event or transaction therewith howsoever classified) and (ii) during the Standstill Period, making payments (but not prepayments) on the account of the then due and payable fees and expenses of the advisors and legal professionals of the Borrowers and the holders of the Permitted Subordinated Notes, in each case that are payable by Borrowers in connection with Borrowers’ ongoing negotiations with the holders of the Permitted Subordinated Notes and such permitted payments shall not be deemed to constitute Restricted Payments for purposes of the foregoing, subject to the applicable terms and conditions of the Standstill Agreement.”

ARTICLE III
Covenants of Credit Parties During Standstill Period

Notwithstanding anything to the contrary set forth in the Existing Credit Agreement or any other Loan Document, during the Standstill Period, the Credit Parties covenant and agree with the Lenders as follows:

Section 3.1. Compliance with Credit Agreement. Each Credit Party will abide by and comply with all covenants and agreements set forth in the Existing Credit Agreement and the other Loan Documents, as amended and modified by this Agreement. In the event of any express conflict between this Agreement and the Existing Credit Agreement or any of the other Loan Documents, this Agreement shall govern and be controlling. This Agreement shall be deemed to constitute: (i) one of the Loan Documents; and (ii) an amendment and modification to the Existing Credit Agreement. All references to the “Credit Agreement” appearing in any of the Loan Documents shall hereafter be deemed references to the Existing Credit Agreement, as amended, modified and supplemented by this Agreement, and as the same may be further amended by the Administrative Agent and the Borrowers (in accordance with the Credit Agreement).

Section 3.2. Thirteen Week Cash Flow (“TWCF”).

A.On or before 3:00 p.m. Central time on March 17, 2020, the Borrowers shall have furnished to the Administrative Agent a thirteen week cash flow budget, in form and substance acceptable to the Administrative Agent and the Required Lenders, together with such related information and/or materials as the Administrative Agent may deem reasonably necessary or desirable in connection therewith, all as certified by Unit’s chief financial officer as being true and correct in all material respects (the “Approved TWCF Budget”).

B.No later than 12:00 p.m. on the first Wednesday following week 1 of the Approved TWCF Budget, and on a weekly basis thereafter (each a “Test Date”), the Borrowers shall deliver to the Administrative Agent a weekly variance report (the “TWCF Variance Report”). The TWCF Variance Report shall measure performance, on a cumulative basis for (i) all disbursements made in such prior week against the amount budgeted therefor in the Approved TWCF Budget and (ii) all disbursements made in the prior four weeks (or, if applicable, such shorter number of weeks elapsed since the delivery of the initial Approved TWCF Budget) against the amount budgeted therefor in the Approved TWCF Budget, and shall include calculations that demonstrate that the Borrowers are in compliance with the Permitted Variance (as defined below).

C.On each Test Date, the Borrowers shall demonstrate in each such TWCF Variance Report that, in the period covered by such TWCF Variance Report, the aggregate actual disbursements for the applicable time period, excluding (i) any professional fees and (ii) any fluctuations in the amount (but not the quantum of interest) of royalty payments, payments to working interest holders, or similar payments or ad valorem or other taxes due on account of production of oil and gas interests that are attributable to changes in commodity prices, shall not exceed the sum of the aggregate amount budgeted therefor in the Approved TWCF Budget for the applicable time period set forth in Section 3.2(B)(ii) above by more than ten percent (10%) of the budgeted amount (the “Permitted Variance”) on a cumulative basis for all disbursements made during the applicable time period. Certification of compliance with this Section 3.2 shall be provided on such Test Date, concurrently with delivery of each TWCF Variance Report, and shall have been certified by Unit’s chief financial officer as being true and correct in all material respects, and be in a form and substance reasonably satisfactory to the Administrative Agent.

D.No later than 12:00 p.m. on the first Wednesday following week 1 of the Approved TWCF Budget, and on a weekly basis thereafter (or at such other times as the Borrowers may elect), the Borrowers may elect to propose an updated TWCF budget (the “Proposed TWCF Budget”) to the Administrative Agent accompanied by a certificate from Unit’s chief financial officer as being true and correct in all material respects and consistent in form and substance in all material respects to the Approved TWCF Budget. The Administrative Agent may approve such Proposed TWCF Budget, which will then become the “Approved TWCF Budget” then in effect in Administrative Agent’s sole and absolute discretion; provided that (i) if the Administrative Agent does not provide notice of approval or disapproval of the Proposed TWCF Budget within three (3) Business Days, Administrative Agent will be deemed to have disapproved such Proposed TWCF Budget and (ii) if the Proposed TWCF Budget is not approved by the Administrative Agent (or deemed disapproved), the Approved TWCF Budget that was last approved by the Administrative Agent and, if applicable, the Required Lenders shall continue to be in effect.

E.For the avoidance of doubt, no TWCF Variance Report or Proposed TWCF Budget shall require the Borrowers to “roll forward” any TWCF to have an end date later than the end date of the initial Approved TWCF Budget.

Section 3.3. No Advances in Excess of Amounts Permitted Hereunder. Notwithstanding anything to the contrary otherwise set forth elsewhere in the Credit Agreement, from and after the Standstill Effective Date and until the expiration of the Standstill Period (such period, the “Advance Reduction Period”), the Credit Parties shall not submit any one or more draw requests for any Advance(s) (and/or any other disbursement otherwise made in connection with any Credit Extension, but excluding for the avoidance of doubt any issuance of a Letter of Credit contained in an Approved TWCF Budget and otherwise permitted under the Credit Agreement) other than for operating expenses and other general corporate purposes incurred by Borrowers and their Subsidiaries in the ordinary course of business (including, without limitation, for purposes of drilling, exploration or other related activities and acquisitions of any property or assets, as expressly provided in an Approved TWCF Budget, subject to any Permitted Variance), provided, in no event during the Advance Reduction Period shall: (x) any Advance be requested for the purpose of making any payment in violation of Section 7.1 of the Credit Agreement (as amended hereby) or in violation of any other provision of the Credit Agreement; (y) any Advance be requested which exceeds One Million Five Hundred Thousand Dollars and No/100THS Dollars ($1,500,000) on an individual basis (unless otherwise expressly approved in an Approved TWCF Budget) and (z) the aggregate amount of all Advances that Borrowers may request during such Advance Reduction Period exceed the aggregate sum of (i) Fifteen Million and No/100THS Dollars ($15,000,000.00), plus (ii) any additional sum approved by the Administrative Agent and, if applicable, the Required Lenders in the final Approved TWCF Budget (calculated, with respect to this clause (z), net of any repayments or prepayments of the principal amount of any Loans made on or after the Standstill Effective Date). Lenders shall have no obligation to make any Advances to Borrower during the Advance Reduction Period in excess of the aggregate amount permitted by this Section 3.3, or for any purpose other than those that are expressly permitted in accordance with this Section 3.3, and all such Advances shall be subject to Borrowers’ satisfaction of the conditions set forth in Section 4.2 of, and otherwise under, the Credit Agreement.

Section 3.4. Weekly Status Updates. The Borrowers shall, and shall cause their financial advisors to, provide weekly status updates to the Administrative Agent and its financial advisors regarding the note holders and the unsecured notes and any discussions and/or agreements therewith, the Borrowers’ financial condition, operations and prospects whether via in-person meetings or telephone calls, and Borrowers shall deliver (or cause to be delivered) such information, documents and/or materials relating to the foregoing or otherwise as the Administrative Agent and its financial advisor may reasonably request from time to time.

ARTICLE IV
Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into this Agreement, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that: (i) this Agreement has been duly authorized, executed and delivered by such Credit Party in accordance with its applicable organizational documents, and constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof and thereof, respectively (subject only to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other Debtor Relief Laws (as defined below) relating to or affecting creditors’ rights generally and general principles of equity); (ii) no Event of Default or Default has occurred and is continuing under the Credit Agreement or any other Loan Document; (iii) the representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Standstill Effective Date as if made on and as of the Standstill Effective Date (except for any such representation and warranty which expressly relates to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such earlier date), subject to any materiality qualifiers contained therein; (iv) each Credit Party as of the Standstill Effective Date, has neither opened nor maintains any accounts, including, without limitation, any Deposit Accounts, Securities Accounts or Commodity Accounts other than those listed in the Accounts Schedule attached hereto, and upon the taking of actions required in Section 5.3 hereof, with respect to each such required account, including, without limitation, each such required Control Agreement, as applicable, the Administrative Agent (for the ratable benefit of the Lenders) will have a valid, enforceable and perfected first priority Lien and security interest in all such accounts, if required, including, without limitation, all such Deposit Accounts, Securities Accounts and Commodity Accounts, if required; and (v) other than the Obligations owing as of the Standstill Effective Date, no Credit Party owes any other Indebtedness to any other Person, except to the extent otherwise permitted by the Existing Credit Agreement. For purposes of this Agreement and the Credit Agreement, the capitalized term "Debtor Relief Laws" means, collectively, the bankruptcy code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

ARTICLE V
Conditions Precedent

The (a) amendments contained in Section 2.4 of this Agreement will become effective and (b) Standstill Period shall commence, in each case on the date each of the following conditions precedent shall have been duly fulfilled by the Credit Parties (unless waived by the Administrative Agent in writing in accordance with the Credit Agreement):

Section 5.1. Execution and Delivery of Agreement. Each Credit Party and the Required Lenders shall have executed and delivered its signed counterpart to this Agreement to the Administrative Agent.

Section 5.2. Certificate of Officer. The Administrative Agent shall have received a certificate of an authorized officer of Unit, dated as of the Standstill Effective Date, stating that, to the best of such authorized officer’s knowledge, after due investigation, all representations and warranties of the Credit Parties contained in the Credit Agreement, the other Loan Documents and this Agreement are true and correct in all material respects as of the Standstill Effective Date (except for any such representation and warranty that expressly relates to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such earlier date), and that no Default or Event of Default exists as of the Standstill Effective Date.

Section 5.3. Accounts and Letters in Lieu. The Credit Parties shall have duly satisfied their obligations respecting: (i) all accounts (as set forth on the Accounts Schedule attached hereto), including as required in accordance with Section 6.11(a)(v) of the Credit Agreement (as set forth in this Agreement) other than those obligations of Credit Parties which are to be performed after the Standstill Effective Date as provided in Section 6.11(a)(v) of the Credit Agreement (as set forth in this Agreement); and (ii) all Letters in Lieu, as required in accordance with Section 6.12 of the Credit Agreement (as set forth in this Agreement).

Section 5.4. Legal Matters. All legal matters incident to this Agreement shall be satisfactory to the Administrative Agent and its legal counsel.

Section 5.5. Payment of Standstill Fee. In consideration for the agreements of the Administrative Agent and the Lenders signatory hereto as set forth herein, the receipt and sufficiency of which are hereby acknowledged by each Credit Party, on or before the Standstill Effective Date, the Borrowers shall have made a one-time, lump-sum payment to the Administrative Agent (for the ratable benefit of the Lenders signatory hereto) of a standstill fee in the amount of Thirty-Five Thousand and NO/100THS Dollars ($35,000.00), which fee shall be fully earned by the requisite Lenders on such payment date and shall be non-refundable to Borrowers under any circumstances.

Section 5.6. Payment of Outstanding Expenses. On or before the Standstill Effective Date, the Credit Parties shall have provided to the Administrative Agent evidence that the Credit Parties have paid, in cash and in full, all outstanding amounts theretofore invoiced by, and thereby due and owing to, Western Land Services, for its title review services rendered prior to the Standstill Effective Date.

Section 5.7. Payment of Fees/Costs. On or before the Standstill Effective Date, the Credit Parties shall have reimbursed the Administrative Agent and the Lenders for all reasonable costs and expenses, including attorneys’ fees in accordance with Section 12.6.1. of the Existing Credit Agreement.

ARTICLE VI
Ratifications and Remedies

Section 6.1. Ratification of Loan Documents/Collateral. Each Credit Party hereby acknowledges, ratifies, and reaffirms and agrees that the Notes, each Security Instrument, and each of the other Loan Documents, as well as the first priority (subject to Permitted Encumbrances), perfected Liens and security interests created pursuant thereto in the Collateral (as defined below), are and shall remain in full force and effect and binding on each Credit Party that is party thereto, and each Loan Document is enforceable in accordance with its respective terms and applicable law. Each Credit Party hereby acknowledges, ratifies, and reaffirms all of the terms and provisions of the Loan Documents, except as modified herein, which are incorporated by reference as of the Standstill Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein. For purposes hereof, the capitalized term “Collateral” means, collectively, all Property that is encumbered by a Security Instrument or otherwise subject to a Lien in favor of the Administrative Agent (for the ratable benefit of the Lenders) to secure the Obligations.

Section 6.2. Status Upon Expiration of Standstill Period. Upon the expiration of the Standstill Period: (i) the Administrative Agent and the Lenders’ agreement hereunder to standstill as and to the extent expressly set forth in this Agreement shall terminate automatically without further act or action by the Administrative Agent, any Lender, or any other Person and (ii) the Administrative Agent (on behalf of the Lenders) shall be entitled to exercise any and all rights and remedies available under the Loan Documents (including this Agreement) or the UCC, at law, in equity, or otherwise including, without limitation, determining the Scheduled Redetermination of the Borrowing Base that was, pursuant to the Existing Credit Agreement, otherwise scheduled to be made on or about April 1, 2020.

Section 6.3. Inspection of Books and Records. Each Credit Party hereby agrees to allow any agent or representative of Administrative Agent to visit and inspect the Credit Parties’ respective Properties and operations, but exclusive of records subject in good faith to attorney work product or privileged communications rules and standards, to examine their respective books of record and accounts, and to discuss their respective affairs, finances and accounts with their respective officers, employees, representatives and agents, all at such reasonable times after prior written notice to any Credit Party and as often as the Administrative Agent may reasonably request.

Section 6.4. General Release. IN CONSIDERATION OF, INTER ALIA, THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ AGREEMENTS AND CONSIDERATION AS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ADMINISTRATIVE AGENT’S AND THE LENDERS’ AGREEMENTS TO MODIFY THE CREDIT AGREEMENT AS DESCRIBED HEREIN, EACH CREDIT PARTY HEREBY, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, FULLY AND WITHOUT RESERVE, RELEASES AND FOREVER DISCHARGES EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, CO-SYNDICATION AGENTS, LC ISSUER, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, TRUSTEES, ATTORNEYS, AGENTS, ADVISORS (INCLUDING ATTORNEYS, ACCOUNTANTS AND EXPERTS) AND AFFILIATES (COLLECTIVELY THE “RELEASED PARTIES” AND INDIVIDUALLY A “RELEASED PARTY”) FROM ANY AND ALL ACTIONS, CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, LIABILITIES, COSTS, DAMAGES, EXPENSES OR OTHER OBLIGATIONS OF ANY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, WHETHER NOW EXISTING OR HEREAFTER ASSERTED (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), FOR OR BECAUSE OF ANY MATTERS OR THINGS OCCURRING, EXISTING OR ACTIONS DONE, OMITTED TO BE DONE, OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES, IN EACH CASE, ON OR PRIOR TO THE STANDSTILL EFFECTIVE DATE, AND

ARE IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO ANY OF THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (COLLECTIVELY, THE “RELEASED MATTERS”). THE BORROWERS, BY EXECUTION HEREOF, ON BEHALF OF THEMSELVES AND ON BEHALF OF EACH OTHER CREDIT PARTY, EACH HEREBY ACKNOWLEDGES AND AGREES THAT THE AGREEMENTS IN THIS SECTION 6.4 ARE INTENDED TO COVER AND BE IN FULL SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING IN CONNECTION WITH THE RELEASED MATTERS. THE PROVISIONS OF THIS SECTION 6.4 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE LOAN DOCUMENTS.
ARTICLE VII
Miscellaneous

Section 7.1. No Course of Conduct. No failure or delay on the part of the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.2. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document shall survive the execution and delivery of this Agreement. No investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 7.3. Review and Construction of Documents. Each Credit Party hereby acknowledges, represents and warrants to the Administrative Agent and the Lenders that such Credit Party has: (a) had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel; (b) reviewed this Agreement and fully understands the effects thereof and all terms and provisions contained herein, and (c) executed this Agreement of its own free will and volition and without duress or coercion. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

Section 7.4. ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT REPRESENTS THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING THE SUBJECT MATTER SET FORTH HEREIN, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto (or some of them), in accordance with the Credit Agreement. The

Credit Agreement and the other Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

Section 7.5. Notices. All notices, requests, demands and other communications under this Agreement shall be given in accordance with the provisions of the Credit Agreement.

Section 7.6. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, provided that the Credit Parties may not assign any rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Required Lenders. No Person, other than the parties hereto, the Released Parties and the foregoing Persons’ respective heirs, legal representatives, successors and permitted assigns, shall be entitled to any of the benefits conferred by this Agreement.

Section 7.7. Reaffirmation. Each Credit Party hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Credit Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents (after giving effect to this Agreement) to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent (for the ratable benefit of the Lenders). Each Credit Party hereby reaffirms its obligations under each provision of each Loan Document to which it is party, as amended hereby.

Section 7.8. Arm's-Length/Good Faith. This Agreement has been negotiated at arm's-length and in good faith by the parties hereto.

Section 7.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF OKLAHOMA AND SHALL BE PERFORMABLE IN TULSA COUNTY, OKLAHOMA. The provisions of Article 17 of the Existing Credit Agreement shall apply to this Agreement, mutatis mutandis.

Section 7.10. Interpretation; Application. The rules of construction and the other provisions as set forth in the Existing Credit Agreement (except to the extent otherwise expressly modified hereby) shall apply to this Agreement, mutatis mutandis.

Section 7.11. Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provisions herein, and the invalidity or unenforceability of any provision herein as to any Person or circumstance shall not affect the enforceability or validity of such provision as it may apply to any other Persons or circumstance.

Section 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other

Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or digital or electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement for all intents and purposes.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWERS:

UNIT CORPORATION, a Delaware corporation, UNIT PETROLEUM COMPANY, an Oklahoma corporation, UNIT DRILLING COMPANY, an Oklahoma corporation,

By:_________________________________
[______________], as President of each of UNIT CORPORATION, UNIT PETROLEUM COMPANY, and UNIT DRILLING COMPANY

8200 South Unit Drive
Tulsa, Oklahoma 74132-5300
Attention: _______________
Telephone: (918) ______________
Facsimile: (918) 493-7711

Signature Page to Standstill Agreement

BOKF, NA dba Bank of Oklahoma, as LC Issuer, as Administrative Agent, and as a Lender

By:__________________________________
Matt Chase
Senior Vice President

101 East Second Street
Bank of Oklahoma Tower - 8th floor/Energy Department
One Williams Center
Tulsa, Oklahoma 74172
Telephone: (918) 588-6641
Facsimile: (918) 588-6880

Signature Page to Standstill Agreement

BBVA COMPASS BANK, a Lender

By:_______________________________
Kathleen J. Bowen
Managing Director

2200 Post Oak Blvd.
17th Floor
Houston, Texas 77056
Telephone: (713) 968-8273

Signature Page to Standstill Agreement

BANK OF AMERICA, N.A., a Lender

By:________________________________
Bryan Heller
Director

One Bryant Park, NY1-100-18-07
New York, New York 10036
Telephone: (646) 855-1833

Signature Page to Standstill Agreement

BMO HARRIS FINANCING, INC., a Lender

By:_________________________________
Kevin Utsey
Director

BMO Capital Markets/Houston Agency
700 Louisiana Street, Suite 2100
Houston, Texas 77002
Telephone: (713) 546-9720
Facsimile: (713) 223-4007

Signature Page to Standstill Agreement

COMERICA BANK, a Lender

By:_____________________________
Jeff LaBauve
Vice President

1717 Main Street
Dallas, Texas 75201
Telephone: (214) 462-4418

Signature Page to Standstill Agreement

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH, a Lender

By:_____________________________
Trudy W. Nelson
Authorized Signatory

By:_____________________________
Scott Danvers
Authorized Signatory

1001 Fannin Street, Suite 4450
Houston, Texas 77002
Telephone: (713) 210-4108
Facsimile: (713) 210-4129

Signature Page to Standstill Agreement

TORONTO-DOMINION BANK, NEW YORK BRANCH, a Lender

By:_____________________________
Name:
Title:

Toronto-Dominion Bank, New York Branch
31 West 52nd Street, 21st Floor
New York, NY 10019-6101
Telephone: (416) 983-5700
Facsimile: (416) 983-000

Signature Page to Standstill Agreement

BRANCH BANKING & TRUST, a Lender

By:_________________________________
Parul June
Senior Vice President

200 West 2nd Street
Winston Salem, NC 27101
Telephone: (713) 797-2142
Facsimile: (888) 707-4162

Signature Page to Standstill Agreement

ARVEST BANK, a Lender

By:_________________________________
Matt Condry
Vice President

502 S. Main Street
Tulsa, Oklahoma 74103
Telephone: (918) 382-2604
Facsimile: (918) 631-1003

Signature Page to Standstill Agreement

IBERIABANK, a Lender

By:_________________________________
Moni Collins
Senior Vice President

11 East Greenway Plaza, Suite 2700
Houston, TX 77046
Telephone: (713) 624-7735
Facsimile: (713) 965-0276

Signature Page to Standstill Agreement

ACCOUNTS SCHEDULE